Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of October 4, 2006, among MEDAREX, INC., a New Jersey corporation (the “Company”) and Wilmington Trust Company, a Delaware banking company, as trustee (the “Trustee”).

WHEREAS, the Company has duly issued its 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”), in the aggregate principal amount of $150,000,000 pursuant to an Indenture dated as of May 3, 2004 (the “Indenture”), between the Company and the Trustee; and

WHEREAS, the Notes are outstanding on the date hereof; and

WHEREAS, Section 8.2 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Notes and execute a supplemental indenture; and

WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated September 22, 2006, and the accompanying consent letters, from Holders representing at least a majority in aggregate principal amount of the outstanding Notes to certain amendments described therein to the Indenture; and

WHEREAS, the Company wishes to enter into this First Supplemental Indenture pursuant to Section 8.2 of the Indenture, to amend Section 1.1, Section 2.2 and Section 14.4 of the Indenture; and

WHEREAS, Section 8.4 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.                            DEFINITIONS.

Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

SECTION 2.                            AMENDMENT TO SECTION 1.1.

Section 1.1 of the Indenture is hereby amended to include the following definitions:

“Covenant Reversion Date” means the earlier of (a) 5:00 p.m., New York City time, on December 31, 2006, or (b) the business day immediately following the date on which the Company has satisfied the Financial Reporting Covenant Condition.

“Financial Reporting Covenant Condition” means the date at which the Company has filed with the Trustee an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further periodic reports required to be filed with the SEC for each period ending after March 31, 2006.

SECTION 3.                            AMENDMENT TO SECTION 2.2

The third paragraph of the subsection “Form of Reverse” of Section 2.2 of the Indenture is hereby deleted in its entirety and replaced with the following:

“The Securities are subject to redemption at the option of the Company (“Optional Redemption”), in whole or in part, upon not more than 60 and not less than 30 days’ notice to Holders prior to the

Redemption Date in cash at a Redemption Price (expressed as a percentage of the principal amount) of 100.3% for the period beginning on May 15, 2010 and ending on May 14, 2011 and at a Redemption Price equal to 100.0% of the principal amount on and after May 15, 2011, together, in each case, with accrued and unpaid interest, if any, on the principal amount of the Securities to be redeemed to, but not including, the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; and provided further, that no such Optional Redemption may occur unless the Closing Price Per Share of the Company’s Common Stock for at least 20 Trading Days of the 30 consecutive Trading Day period ending on the date one day prior to the date the Company gives notice to Holders is greater than 150% of the Conversion Price on the date of such notice.”

SECTION 4.                            AMENDMENT TO SECTION 14.4.

Section 14.4 of the Indenture is hereby deleted in its entirety and replaced with the following:

“SECTION 14.4  Reports by Company

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the foregoing, the Company shall not be required to comply with this Section 14.4 until the Covenant Reversion Date; provided, however, that the Company shall satisfy the Financial Reporting Covenant Condition on or prior to the Covenant Reversion Date.  Once the Company has satisfied the Financial Reporting Covenant Condition, the Company will not be required to comply with this Section 14.4 for any period ending on or prior to December 31, 2005.”

SECTION 5.                            MISCELLANEOUS.

Section 5.1            New York Law to Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.2            Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.3            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4            Confirmations; Effectiveness.  As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so amended shall be read, taken and construed as one and the same instrument.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5.5            Trust Indenture Act.  If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision of the TIA shall control.

Section 5.6            Separability Clause.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first written above.

MEDAREX, INC.

By:	/s/ Christian S. Schade
	Name:	Christian S. Schade
	Title:	CFO

WILMINGTON TRUST COMPANY, a Delaware banking company, as Trustee

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Assistant Vice President